UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 13, 2017

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

We previously entered into a Dealer Manager Agreement dated February 16, 2016, as amended by Amendment No. 1 to Dealer Manager Agreement dated June 17, 2016, or collectively, the Dealer Manager Agreement, with Griffin Capital Securities, LLC, or our dealer manager, and Griffin-American Healthcare REIT IV Advisor, LLC, or our advisor, in connection with our initial public offering.

On February 13, 2017, we entered into Amendment No. 2 to Dealer Manager Agreement, or the Second Amendment, with our dealer manager and advisor effective as of March 1, 2017. The Second Amendment primarily amends the Dealer Manager Agreement to provide for a reduction of the dealer manager fee to be paid on the sale of shares of Class I common stock offered pursuant to the primary portion of our initial public offering from 3.0% to 1.5% of the gross offering proceeds from the sale of such Class I shares, all of which will be funded by our advisor, and a reduction of the offering price for shares of Class I common stock sold pursuant to our initial public offering from $9.30 to $9.21 per share as a result of the reduction of the dealer manager fee payable. Additionally, the Second Amendment also provides for our continued payment of a stockholder servicing fee that will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price of Class T shares sold, excluding Class T shares sold pursuant to our distribution reinvestment plan, or DRIP (formerly, such fee accrued daily in an amount equal to 1/365th of 1.0% of the purchase price per share (or, once reported, the amount of our net asset value per share) of Class T shares sold, excluding Class T shares sold pursuant to our DRIP), and our continued offering of shares of Class T common stock and Class I common stock pursuant to our DRIP at a purchase price of $9.40 per share until a net asset value is determined by our board of directors, at which point such shares will be offered at a purchase price equal to the most recently published estimated net asset value per share of Class T shares (formerly, Class T shares and Class I shares were offered pursuant to our DRIP at a purchase price of 95.0% of the per Class T share primary offering price). No material terms of the Dealer Manager Agreement were amended by the Second Amendment, other than as set forth above.

The material terms of the agreement discussed above are qualified in their entirety by the Second Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

We previously entered into an advisory agreement dated February 16, 2016 with Griffin-American Healthcare REIT IV Holdings, LP, or our operating partnership, and our advisor. On February 13, 2017, we entered into a Mutual Consent to Renew Advisory Agreement with our operating partnership and our advisor. The advisory agreement, as renewed, will terminate on February 16, 2018, unless earlier terminated in accordance with the terms of the advisory agreement or renewed for an additional one-year term upon written mutual consent of the parties to the advisory agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 2 to Dealer Manager Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and Griffin-American Healthcare REIT IV Advisor, LLC, dated February 13, 2017 and effective as of March 1, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

February 17, 2017	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Amendment No. 2 to Dealer Manager Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and Griffin-American Healthcare REIT IV Advisor, LLC, dated February 13, 2017 and effective as of March 1, 2017